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                                                                   EXHIBIT 10.16


                            NONCOMPETITION AGREEMENT


         THIS NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of the 7th day of February, 2001, by and among FreeMarkets, Inc., a Delaware corporation ("Parent"), Adexa, Inc., a California corporation (the "Company"), and Dr. K. Cyrus Hadavi, an individual (the "Shareholder"). Defined terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in that certain Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"), by and among Parent, Axe Acquisition Corporation and the Company.


                              W I T N E S S E T H:

         WHEREAS, Parent and the Company are parties to the Reorganization Agreement, which contemplates the acquisition by Parent of all of the outstanding equity interests in the Company; and

         WHEREAS, the Shareholder is the beneficial owner of 8,700,000 Company Common Shares and will receive shares of Parent Common Stock upon consummation of the Merger (the "Merger Payment");

         WHEREAS, in order to induce Parent to enter into the Reorganization Agreement and to pay to the Shareholder the Merger Payment, the Shareholder has agreed not to engage in competition under the terms and conditions set forth in this Agreement;

         WHEREAS, Parent would not have entered into the Reorganization Agreement without the execution by the Shareholder of this Agreement;

         WHEREAS, the Shareholder's covenant not to compete as set forth in this Agreement is essential to the preservation of the goodwill and the value of the Company to Parent and constitutes a material inducement for Parent to enter into the Reorganization Agreement and a material portion of the consideration bargained for by Parent thereunder;

         WHEREAS, the execution and delivery of this Agreement is a condition to the obligation of Parent to consummate the transactions contemplated by the Reorganization Agreement;

         NOW, THEREFORE, in consideration of the Reorganization Agreement, the Merger Payment, the promises and the covenants contained herein, Parent, the Company and the Shareholder, each intending to be legally bound hereby, agree as follows:

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         1. Effectiveness. This Agreement shall become effective at the Closing of the Merger of Axe Acquisition Corporation with and into the Company pursuant to which the Company shall become a wholly owned subsidiary of Parent (the "Effective Date"). In the event that the Merger is not consummated, then this Agreement shall be void and of no force and effect whatsoever.

         2. Noncompetition.

                  (a) As used in this Agreement, the following words have the meanings defined below:

                           (i) "Affiliate" means (A) the Company (whether it
continues as a separate corporation or whether it becomes a division or other unit of Parent or any of its subsidiaries) and (B) any other corporation, association or other business entity of which more than 50% of the securities or other ownership interests having voting power is owned or controlled, directly or indirectly, by Parent.

                           (ii) "Noncompetition Period" shall mean the period
commencing on the Effective Date and ending on the date which is the later of the third anniversary of the Effective Date or two years following the date on which the Shareholder ceases to be employed by Parent, the Company or any other Affiliate for any reason.

                           (iii) "Restricted Business" means the development,
marketing, sale or distribution of products or services which incorporate or are based upon collaborative supply chain technology.

                  (b) During the Noncompetition Period, the Shareholder shall not:

                           (i) engage in, directly or indirectly, whether as a
principal, partner, director, officer, agent, employee, consultant or in any other capacity, or have any direct or indirect ownership interest in, any business anywhere in the world which is engaged, directly or indirectly, in the Restricted Business; provided, however, that this covenant not to compete shall not preclude the Shareholder from owning, as a passive investor, up to three percent (3%) of the outstanding shares in a publicly traded company for the shares of which an active public trading market exists;

                           (ii) directly or indirectly induce or attempt to
influence any employee or consultant of Parent or any Affiliate to terminate his or her employment or relationship with Parent or any Affiliate, or hire any person who was employed as an employee or consultant of Parent or any Affiliate during Shareholder's employment by the Company, Parent or any other Affiliate; or

                           (iii) solicit or entice, or attempt to solicit or
entice, any clients or customers of Parent or any Affiliate or potential clients or customers of Parent or any Affiliate for purposes of diverting their business or services from Parent or any Affiliate.


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                  (c) The covenants in this Section 2 are severable and
separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 2 relating to the scope of the Restricted Business, the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum scope, time period or geographic area, as applicable, that such court deems reasonable and enforceable, said scope, time period or geographic area shall be deemed to be, and thereafter shall become, the maximum scope, time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

                  (d) The Shareholder has carefully read and considered the provisions of this Section 2 and, having done so, agrees that the restrictive covenants in this Section 2 impose a fair and reasonable restraint on the Shareholder and are reasonably required to protect the interests of the Company and Parent, and their respective officers, directors, employees, and stockholders and to preserve the goodwill of the Company purchased by Parent pursuant to the Merger Agreement. The Shareholder acknowledges that the noncompetition covenant set forth in this Section 2 constituted a material inducement for Parent to enter into the Reorganization Agreement and a material portion of the consideration bargained for by Parent thereunder, and that Parent would not have entered into the Reorganization Agreement without the execution by Shareholder of this Agreement. The Shareholder acknowledges and stipulates that this Agreement was made in conjunction with the Merger pursuant to which Parent acquired all of the outstanding equity interests of the Company and the goodwill thereof, and that the Shareholder was the principal shareholder in the Company and exchanged all of his Company Common Shares pursuant to the Merger.

         3. Prior Agreements. The Shareholder represents to the Company and Parent that: (a) there are no restrictions, agreements or understandings whatsoever to which the Shareholder is a party or by which the Shareholder is bound which would prevent or make unlawful the Shareholder's execution of this Agreement; (b) the Shareholder's execution of this Agreement does not constitute a breach of any contract, agreement or understanding, oral or written, to which the Shareholder is a party or by which the Shareholder is bound; and (c) the Shareholder is free and able to execute this Agreement on the terms and subject to the conditions hereof. The Shareholder acknowledges that the restrictive covenants set forth in this Agreement are in addition to any other restrictive covenants set forth in any other agreement between the Company and the Shareholder.

         4. Miscellaneous.

                  (a) Indulgences, Etc. Any failure or delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement will not operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be


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construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence.

                  (b) Notices. All notices, requests, demands and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given on the day established by the sender as having been delivered personally; on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the 5th day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below:

                           (i)      If to Equity Holder:

                                    Attn:  Cyrus Hadavi
                                    5933 West Century Blvd.
                                    12th Floor
                                    Los Angeles, CA  90045-5471

                           (ii)     If to the Company or Parent:

                                    FreeMarkets, Inc.
                                    22nd Floor, FreeMarkets Center
                                    210 Sixth Avenue
                                    Pittsburgh, PA  15222
                                    Attention: Glen T. Meakem

         In addition, notice by mail must be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of any change of address to the other party in conformity with the provisions of this paragraph for the giving of notice.

                  (c) Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, Parent and their successors and assigns and shall be binding upon the Shareholder. The Company may assign this Agreement at any time to any Affiliate or any successor in interest to the entire business of the Company, and any such assignee may re-assign this Agreement to any such entity. The Shareholder may not assign this Agreement.

                  (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

                  (e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


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                  (f) Amendment. This Agreement may not be modified or amended other than by an agreement in writing signed by all the parties.

                  (g) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

                  (h) Gender, etc. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (i) Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania excluding its conflicts of laws rules.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                      FREEMARKETS, INC.

                                     By:   /s/ JOAN HOOPER
                                         ----------------------------
                                     Name:  JOAN HOOPER
                                     Title: SENIOR VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER


                                     ADEXA, INC.

                                     By:  /s/ J. TIMOTHY ROMER
                                         ----------------------------
                                     Name:  J. TIMOTHY ROMER
                                     Title: CHIEF FINANCIAL OFFICER


                                     SHAREHOLDER:

                                         /s/ K. CYRUS HADAVI
                                      -----------------------------